UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2015

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53252	90-0416683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7400 Paseo Padre Parkway, Fremont, CA	94555
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 10, 2015, WaferGen Bio-systems, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders. 4,751,513 shares of the Company’s common stock were present in person or by proxy at the meeting, representing approximately 83.95% of the 5,659,768 shares of common stock outstanding and eligible to vote. The certified results of the matters voted upon at the meeting, which are more fully described in the proxy statement for the Company’s 2015 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on May 11, 2015, which is incorporated by reference herein, are as follows:

1.	The stockholders elected seven directors to the Board of Directors to serve for one year terms until the 2016 annual meeting of the stockholders or until their successors are duly elected and qualified, with the votes cast as follows:

Nominee	For	Withheld	Broker Non-Votes
Rolland Carlson	3,323,258	3,846	1,424,409
R. Dean Hautamaki	3,319,258	7,846	1,424,409
Makoto Kaneshiro	3,322,270	4,834	1,424,409
Joel Kanter	3,323,273	3,831	1,424,409
William McKenzie	3,320,253	6,851	1,424,409
Robert Schueren	3,323,220	3,884	1,424,409
Ivan Trifunovich	3,319,217	7,887	1,424,409

2.	The stockholders ratified the appointment of SingerLewak LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015, by the following vote:

For	Against	Abstain
4,739,196	111	12,206

3.	The stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
3,298,027	21,354	7,723	1,424,409

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.
Date: June 10, 2015	By:	/s/ Michael P. Henighan
Name: Michael P. Henighan
Title: Chief Financial Officer